Exhibit 99.1

e.l.f. Beauty Announces $500 Million Share Repurchase Program

August 27, 2024

OAKLAND, Calif.—(BUSINESS WIRE) — e.l.f. Beauty (NYSE: ELF) today announced the Company’s Board of Directors authorized a share repurchase program of up to $500 million of the Company’s common stock. The Company’s previous $25 million program, authorized in 2019, has been exhausted following the Company’s use of approximately $17 million in cash to repurchase shares over the past two weeks.

“This share repurchase authorization reflects confidence in our strategy and the long-term potential we see for e.l.f. Beauty,” said Tarang Amin, e.l.f. Beauty’s Chairman and Chief Executive Officer. “We have a track record of delivering consistent, category-leading sales and market share growth and are excited about the whitespace we see for e.l.f. Beauty across cosmetics, skin care and international.”

“Today’s announcement illustrates the strong cash flow generation of our business and enhances our capital allocation optionality,” said Mandy Fields, e.l.f. Beauty’s Chief Financial Officer. “We expect our cash priorities to remain focused on investing in our growth initiatives and supporting our strategic extensions. Our new repurchase authorization provides another avenue for us to continue to drive long-term value creation for our shareholders.”

The new share repurchase program authorizes the repurchase of up to $500 million of the Company’s outstanding common stock. Purchases under the new share repurchase program may be made from time to time, in such amounts as management deems appropriate, through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, purchases through 10b5-1 trading plans, or by any combination of such methods. The timing and amount of any repurchases pursuant to the new share repurchase program will be determined based on market conditions, share price and other factors. The new share repurchase program does not have an expiration date, does not require the Company to repurchase any specific number of shares of its common stock, and may be modified, suspended or terminated at any time without notice.

About e.l.f. Beauty

e.l.f. Beauty (NYSE: ELF) is fueled by a vision to be a different kind of company that disrupts norms, shapes culture and connects communities through positivity, inclusivity and accessibility. Our mission is to make the best of beauty accessible to every eye, lip, face and skin concern, through our brands e.l.f. Cosmetics, e.l.f. SKIN, Keys Soulcare, Well People and Naturium. We are committed to our superpowers of delivering premium-quality products at accessible prices with universal appeal that are clean, vegan, cruelty free and Fair Trade certified.

Learn more at https://www.elfbeauty.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the risks and uncertainties that are described in the Company’s filings with the Securities and Exchange Commission. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations Contacts:

Investors:

KC Katten

kkatten@elfbeauty.com

Media:

Sam Critchell

scritchell@elfbeauty.com

Source: e.l.f. Beauty